UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2026

House of Doge Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

261 NE 61st Street, Miami, FL 33137

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 216-8608

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HODO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2026, Mr. Stephen Ilott provided written notice of his resignation from the Board of Directors (the “Board”) of House of Doge Inc. (the “Company), effective on the date of the notice, due to personal reasons. At the time of his resignation, Mr. Ilott served as a member of the Audit Committee of the Board.

Following Mr. Ilott’s resignation from the Board, the Company continues to satisfy the applicable independence requirements of the Nasdaq Stock Market, including the requirement under Nasdaq Listing Rule 5605(b)(1) that a majority of the Company's Board of Directors be comprised of “independent directors” as defined under Nasdaq Listing Rule 5605(a)(2). The Company also continues to satisfy the applicable independence and composition requirements for its Audit Committee under Nasdaq Listing Rule 5605(c)(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2026	HOUSE OF DOGE INC.

	By:	/s/ Marco Margiotta
	Name:	Marco Margiotta
	Title:	Chief Executive Officer

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